Exhibit 10.1

THE INDEBTEDNESS GOVERNED HEREBY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR FURTHER INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF SUCH INDEBTEDNESS, THE HOLDER OF THIS NOTE SHOULD CONTACT THE OFFICE OF THE CHIEF FINANCIAL OFFICER OF BITNILE HOLDINGS, INC. PURSUANT TO THE NOTICES SECTION HERETO, WHO WILL MAKE SUCH INFORMATION AVAILABLE.

LOAN AND guaranty AGREEMENT

This LOAN AND guaranty AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of November __, 2022 (the “Closing Date”), is entered into among Bitnile holdings, inc., a Delaware corporation (“Borrower Representative”), Third Avenue APARTMENTS LLC, a Delaware limited liability company (the “Florida Property Owner”), Alliance Cloud Services, LLC, Delaware limited liability company (the “Michigan Property Owner”), BitNile, Inc., a Nevada corporation (“BitNile”), Ault AVIATION, LLC, a Nevada limited liability company (“Aviation” and together with Borrower Representative, the Florida Property Owner, the Michigan Property Owner, BitNile and each other Person from time to time party hereto as a borrower, collectively, “Borrowers”, and each, a “Borrower”), AULT Lending, LLC, a California limited liability company (“Ault Lending”), AULT & COMPANY, INC., a Delaware corporation (“ACI”), Milton “Todd” Ault, III, a natural person (“Personal Guarantor” and together with Ault Lending, ACI and each other party from time to time party hereto as a guarantor or otherwise acting as a guarantor with respect to the Obligations, collectively, “Guarantors” and each, a “Guarantor”), JGB CAPITAL, LP, a Delaware limited partnership, JGB PARTNERS, LP, a Delaware limited partnership and JGB (CAYMAN) BUCKEYE LTD., a Cayman Islands exempted company, and any other lender from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), and JGB COLLATERAL LLC, as administrative agent and collateral agent for Lenders (in such capacity, together with its successors, “JGB Agent”).

AGREEMENT

The parties hereto hereby agree as follows:

1.       ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person. As appropriate, amounts specified herein as amounts in dollars shall be or include any relevant Dollar Equivalent amount.

2.       LOAN AND TERMS OF PAYMENT

2.1       Promise to Pay. Each Borrower hereby unconditionally promises to pay each Lender, ratably, the outstanding principal amount of all Loans, accrued and unpaid interest, fees and charges thereon and to pay all Obligations as and when due in accordance with this Agreement.

2.2       Availability and Repayment of the Loans.

(a)       Availability.

(i)       Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance on the Closing Date in principal amount equal to its Term Loan Commitment (the “Term Loans”) less the Original Issue Discount. Lenders’ commitments to make the Term Loans shall terminate upon the funding of the Term Loans on the Closing Date.

(ii)       For greater certainty, the Original Issue Discount shall be deemed to be part of the outstanding principal balance of the Term Loan.

Borrowers shall use the proceeds of the Term Loans for working capital purposes. Once repaid, the Term Loans may not be reborrowed.

(b)       Repayment.

(i)       Payment of Interest. Commencing on the Closing Date, and continuing thereafter on each Payment Date through the Term Loan Maturity Date, Borrowers shall make consecutive monthly payments of interest.

(ii)       Repayment of Principal. Commencing on the Amortization Date, the Lenders may, at their option upon the written election of the Required Lenders, require the Borrowers to repay the outstanding principal balance of the Term Loans in monthly installments in an amount per calendar month up to the Monthly Amortization Amount. The Lenders may exercise such right for a calendar month by sending a written notice (each a “Monthly Amortization Notice”), executed by the Required Lenders, to the Borrowers at least five (5) Business Days prior to the Payment Date for such calendar month, which Monthly Amortization Notice shall specify the principal amount to be repaid up to the Monthly Amortization Amount. The Borrowers shall promptly, but in any event no later than the Payment Date, pay the Monthly Amortization Amount (or applicable portion thereof specified in the Monthly Amortization Notice) to the Lenders. Notwithstanding the foregoing, commencing on the date that is six (6) months after the Closing Date, the Borrowers, may, provided that no Default or Event of Default has occurred and is continuing, defer any monthly payment required under this Section 2.2(b)(ii) until the Term Loan Maturity Date by delivering to the Lenders, not later than four (4) Business Days after the Borrowers’ receipt of a Monthly Amortization Notice, a written notice of the Borrowers’ election to effect such a deferral and a deferral fee of One Hundred Thirteen Thousand dollars ($113,000) in cash by wire transfer of immediately available funds (a “Monthly Deferral”); provided, however, the Borrowers may not effect Monthly Deferrals in consecutive months and the Borrowers shall not be permitted more than a total of six (6) Monthly Deferrals. Any and all unpaid Obligations, including principal and accrued and unpaid interest in respect of the Term Loans any fees and other sums due hereunder, if any, shall be due and payable in full on the Term Loan Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) or (d).

(iii)       Extension of Maturity Date. For each Monthly Deferral elected by the Borrowers, the Term Loan Maturity Date will be extended by one (1) month. For the avoidance of doubt, the Term Loan Maturity Date may be extended pursuant to the preceding sentence no more than six (6) times, and, in any event, the Term Loan Maturity Date shall be no later than the second (2nd) anniversary of the Closing Date.

(c)       Mandatory Prepayment Upon an Acceleration. If (x) the Loans are accelerated following the occurrence and during the continuance of an Event of Default or (y) there occurs a Change in Control, Borrowers shall immediately pay to Lenders, an amount equal to the sum of:

(i)       all outstanding principal plus accrued and unpaid interest thereon, plus

(ii)       if such Mandatory Prepayment is made pursuant to the preceding clause (y), the Prepayment Premium, if any, plus

(iii)       if such Mandatory Prepayment is made pursuant to the preceding clause (x), the Default Premium, plus

(iv)       all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(d)       Permitted Prepayment of Loans. Borrowers shall have the option to prepay all or a portion of the Term Loans, provided that Borrowers give written notice to the JGB Agent of its election to prepay the Loans at least five (5) Business Days prior to such prepayment, and pay, on the date of such prepayment, to Lenders, ratably, an amount equal to the sum of:

2

(i)       all, or the applicable portion, of the outstanding principal amount of the Term Loans plus accrued and unpaid interest thereon, plus

(ii)       the Prepayment Premium, if any, plus

(iii)       all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e)       Release of Collateral Upon Partial Prepayment. The JGB Agent shall, upon written request of the Borrowers and provided that no Event of Default has occurred and is continuing, release the lien and security interest of the JGB Agent in (i) the Aircraft or the Michigan Property in the event that the Borrowers have made aggregate payments to the Lenders equal to the Release Price A and (ii) in the Florida Property, provided that the Borrowers have made aggregate payments to the Lenders equal to Release Price B. For clarity, the lien and security interest of the JGB Agent to be released in each of the Aircraft, Michigan Mortgage and Florida Mortgage shall each be independent and based upon the repayment of the amount specified in the preceding sentence and not cumulative.

2.3       Payment of Interest.

(a)       Interest Rate. Subject to Section 2.3(b), the outstanding principal amount of the Loans shall accrue interest from and after the Closing Date, at the Applicable Rate, and Borrowers shall pay such interest monthly in arrears in cash on each Payment Date commencing on the Closing Date.

(b)       Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, the Applicable Rate shall be increased by eight percentage points (8.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable at such time to any of the Loans. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies pursuant to the Loan Documents. Each Borrower agrees that interest at the Default Rate is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an Event of Default.

(c)       Payment; Interest Computation. Interest is payable monthly in arrears on the Payment Date of the following month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 4:00 p.m. Eastern Time on any day shall be deemed received at the opening of business on the next Business Day and (ii) the date of the making of any Loan shall be included and the date of payment shall be excluded.

(d)       Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that a Borrower has actually paid to or for the benefit of Lenders an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows: first, to the payment of principal outstanding in respect of the Loans; second, after all principal is repaid, to the payment of accrued interest, third, to the payment of Lender Expenses and any other Obligations; and fourth, after all Obligations are repaid, the excess (if any) shall be refunded to Borrowers or paid to whomsoever may be legally entitled thereto, provided that amounts payable to Lenders, shall be paid ratably.

2.4       Original Issue Discount and Expenses. Borrowers shall pay to Lenders ratably:

(a)       Original Issue Discount. The Term Loan will be funded with an original discount of One Million Eight Hundred Eight-Eighty Thousand Eight Hundred Eighty-Nine dollars ($1,888,889) (the “Original Issue Discount”). The Borrowers acknowledge and agree that the Original Issue Discount is not a fee for services, but compensation to the Lenders for the foregone use of money. The Original Issue Discount shall be fully earned by the Lenders on the Closing Date.

3

(b)       Expenses. All Lender Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Loan Documents) incurred through and after the Closing Date, when due (or, if no stated due date, within ten (10) Business Days after written demand by JGB Agent), provided that the deposit in the amount of Sixty Five Thousand dollars ($65,000) previously paid (the “Good Faith Deposit”) shall be applied towards Lender Expenses incurred through the Closing Date.

2.5       Payments; Application of Payments; Withholding.

(a)       All payments to be made by Loan Parties under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 4:00 p.m. Eastern Time on the date when due. Payments of principal and/or interest received after 4:00 p.m. Eastern Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)       No Loan Party shall have a right to specify the order or the loan accounts to which a Lender shall allocate or apply any payments made by a Loan Party to or for the benefit of such Lender or otherwise received by such Lender under this Agreement when any such allocation or application is not expressly specified elsewhere in this Agreement.

(c)       The parties hereto hereby agree to the terms and conditions set forth on Schedule 3 hereto.

2.6       Promissory Notes. Borrowers agree that: (a) on the Closing Date the Borrowers shall deliver a promissory note to each requesting Lender to evidence the Loans and other Obligations owing or payable to such Lender, in substantially the form attached hereto as Exhibit C, and (b) upon any Lender’s written request, and in any event within three (3) Business Days of any such request, the Borrowers and receipt of the existing notes subject to such request, the Borrowers shall execute and deliver to such Lender new notes and/or divide the notes in exchange for then existing notes in such smaller amounts or denominations as such Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new notes shall not exceed the aggregate outstanding principal amount of the applicable Loans made by such Lender. Whether or not any such promissory notes are issued, this Agreement shall nonetheless evidence the Loans and other Obligations owing or payable by Borrowers to each Lender.

3.       CONDITIONS OF LOANS

3.1       Conditions Precedent to the Term Loan. Each Lender’s obligation to make the Term Loan is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to JGB Agent, such documents, and completion of such other matters, as JGB Agent may reasonably deem necessary or appropriate, including, without limitation:

(a)       the representations and warranties in this Agreement and the other Loan Documents shall be true, accurate, and complete in all material respects on the Closing Date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(b)       no Default or Event of Default shall have occurred and be continuing or result from the Term Loan;

(c)       duly executed signatures to this Agreement;

(d)       duly executed signatures to the Security Agreement;

(e)       duly executed signatures to the Warrant;

(f)       duly executed signatures to the Florida Mortgage;

(g)       duly executed signatures to the Michigan Mortgage;

(h)       duly executed signatures to the Michigan Subordination Agreement;

4

(i)       duly executed signatures to the Pledge Agreement (if required by the JGB Agent);

(j)       duly executed signatures to the Account Pledge Agreement;

(k)       duly executed signatures to the Intercreditor Agreement;

(l)       duly executed signatures to the Aircraft Assignment Agreement;

(m)       the duly executed signatures to the Aircraft Mortgage, which shall be held in escrow by the JGB Agent pending release on the Aircraft Acquisition Date pursuant to Section 3.3(a);

(n)       duly executed signatures to the Agreement to Provide Insurance, which shall be held in escrow pending release on the Aircraft Acquisition Date pursuant to Section 3.3(a);

(o)       American Land Title Association (ALTA) mortgagee title insurance policies (the “Title Policies”) issued by Chicago Title Insurance Company or another title insurance company acceptable to the JGB Agent (the “Title Company”), in an amount not less than the amount reasonably required therefor by the Agent, insuring fee simple title to the Real Property Collateral and assuring the JGB Agent, as applicable, that the Florida Mortgage creates a valid and enforceable first priority mortgage lien on the Florida Property and the Michigan Mortgage creates a valid and enforceable first priority lien on the Michigan Property, which Title Policies shall also include an endorsement for mechanics’ liens and for any other matters reasonably requested by the Agent;

(p)       a certificate of each Loan Party, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents, (ii) resolutions duly approved by the Board, (iii) any resolutions, consent or waiver duly approved by the requisite holders of such Loan Party’s Equity Interests, if applicable, and (iv) a schedule of incumbency; and

(q)       payment of Lender Expenses then due as specified in Section 2.4(a).

3.2       Covenant to Deliver.

(a)       Each Loan Party agrees to deliver each item required to be delivered under this Agreement as a condition precedent to the Term Loan. Each Loan Party expressly agrees that a Term Loan made prior to the receipt of any such item shall not constitute a waiver by JGB Agent of any Loan Party’s obligation to deliver such item, and the making of any Term Loan in the absence of a required item shall be in JGB Agent’s sole discretion.

(b)       Each Loan Party agrees to deliver the items set forth on Schedule 2 hereto within the timeframe set forth therein (or by such other date as JGB Agent may approve in writing), in each case, in form and substance reasonably acceptable to JGB Agent.

3.3       Conditions Subsequent to Initial Loan. Each Lender’s obligations to make the Term Loan is subject to the following conditions subsequent:

(a)       Within three (3) Business Days after the Closing Date Aviation shall close on the acquisition of the Aircraft (the “Aircraft Acquisition Date”) and provide JGB Agent evidence of such acquisition at which time the Aircraft Mortgage and the Agreement to Provide Insurance shall automatically be released from escrow.

(b)       Within four (4) Business Days after the Closing Date, both Aviation and the JGB Agent shall be registered with International Registry of Mobile Assets (the “Registry”) and the JGB Agent shall receive confirmation from Insured Aircraft Title Services, LLC that the contract of sale for the Aircraft and the Aircraft Mortgage has been submitted to the Registry for recording. Notwithstanding anything contained herein to the contrary, failure to comply with this Section 3.3(b) shall be an immediate Event of Default.

(c)       Within ten (10) days after the Closing Date, the Borrower Representative shall have obtained approval of the NYSE American for the issuance of the Warrants. The Lenders will not exercise the warrants until such approval is obtained.

5

(d)       Within four (4) Business Days after the Closing Date, the Borrower Representative shall file a Current Report on Form 8-K fully disclosing all material aspects of this transaction and any related transactions and shall include this Agreement as an exhibit thereto. In addition, the Borrower Representative may issue a press release, which shall be subject to review and comment by the Lenders prior to the issuance thereof.

3.4       Lender Status. In connection with the making of the Term Loan and the acquisition of the Note, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Securities”), each Lender hereby represents and warrants to the Loan Parties that (a) such Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, (b) such Lender is making the Term Loans and acquiring the Securities for investment purposes for its own account and has no present intention to distribute all or any part thereof, (iii) such Lender did not learn of the transactions contemplated by this Agreement through any general solicitation and (iv) such Lender Investor understands that no Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

4.       REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants as follows:

4.1       Due Organization, Authorization; Power and Authority.

(a)       Each Loan Party and each of its Subsidiaries are duly existing and in good standing as a Registered Organization in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any other jurisdiction in which the conduct of their respective business or ownership of property require that they be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 4.1(a) correctly sets forth each Loan Parties’ present name, former names and locations (if any) for the five (5) years prior to the Closing Date), place of formation, tax identification number, organizational identification number and other information, as may be updated by the Borrower Representative in a written notice (including any Compliance Certificate) provided to JGB Agent after the Closing Date.

(b)       The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with such Loan Party’s Operating Documents or other organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Loan Party is bound. No Loan Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Effect.

(c)       No order, ruling or decision granted by a securities commission, court of competent jurisdiction or regulatory or administrative body or other Governmental Authority having jurisdiction is in effect, pending or threatened in writing that restricts trading in any securities of Borrower Representative and, to the knowledge of Borrower Representative, no facts or circumstances exist which would reasonably be expected to give rise to any such order, ruling or decision or other similar claims or investigations. Borrower Representative has authorized share capital consisting of 500,000,000 shares of Common Stock, of which, as of October 24, 2022, there are 350,400,692 shares of Common Stock issued and outstanding. The currently issued and outstanding shares of Common Stock are listed for trading on the NYSE American and, except as set forth on Schedule 4.1(c), Borrower Representative is in compliance in all material respects with all of the listing conditions on the NYSE American.

(d)       Borrower Representative’s Common Stock is registered under Section 12(b) of the Exchange Act. Borrower Representative is in compliance in all material respects with applicable securities laws and, in the prior two years, has timely filed all required reports under the Exchange Act. The information and statements in Borrower Representative’s reports required to filed with the SEC by the Borrower’s Representative pursuant to the Exchange Act during the two years prior to the Closing Date were true and correct in all material respects as of the respective dates of such information and statements and at the time that any such documents were filed on EDGAR and, as of the respective dates filed (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such filing), did not contain an untrue statement of a material fact and did not omit to state any material fact that was required to be stated or necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made, and there has been no material change that has occurred which has not been publicly disclosed, provided, however, that the Lenders acknowledge and agree that any amended or superseded filing made after the Closing Date in response to any comment letter from the staff of the SEC shall not be deemed material for purposes of this representation; provided such SEC comment letter does not request or require the correction, clarification or remediation of omissions or statements that the SEC characterized or alleged to be reckless or intentional.

6

4.2       Collateral.

(a)       Each Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to the applicable Loan Documents to which it is a party, free and clear of any and all Liens except Permitted Liens, provided, however, that for purposes herein or any other Loan Document, any reference to the Aircraft shall be as of the Aircraft Acquisition Date and not the Closing Date.

(b)       Schedule 4.2(b) contains an accurate list of each piece of Equipment subject to the Lien of the JGB Agent pursuant to the Security Agreement and the serial or other identifying number of each such piece of Equipment. The Personal Property Collateral is located only at the locations set forth on Schedule 4.2(b). The Personal Property Collateral is not in the possession of any third party except as otherwise set forth on Schedule 4.2(b).

4.3       Litigation and Proceedings. Except as set forth on Schedule 4.3(b) or as disclosed in writing pursuant to Section 5.2(f), there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against any Loan Party or any of its Subsidiaries, officers or directors which, individually or in the aggregate for all related proceedings, could reasonably be expected to (i) result in liability or damages in excess of Two Hundred Fifty Thousand dollars ($250,000) or (ii) have any Material Adverse Effect.

4.4       Financial Statements; Financial Condition. All consolidated and consolidating financial statements for the Borrower Representative delivered to JGB Agent fairly present in all material respects the consolidated and consolidating financial condition and results of operations of the Borrower Representative as of the respective dates and for the respective periods then ended, and there are no material liabilities (including any contingent liabilities) which are not reflected in such financial statements. There has not been any material deterioration in the consolidated and consolidating financial condition of the Borrower Representative or the Collateral since the date of the most recent financial statements submitted to JGB Agent.

4.5       Solvency. The fair salable value of the aggregate assets of the Loan Parties, taken as a whole, exceeds the fair value of aggregate liabilities of the Loan Parties, taken as a whole. The Loan Parties, taken as a whole, will not be left with unreasonably small capital after the transactions in this Agreement and the Loan Parties, taken as a whole, are able to pay their debts (including trade debts) as they mature in the Ordinary Course of Business.

4.6       Consents; Approvals. Except for (A) applicable requirements, if any, of the Exchange Act, including the filing of a Current Report on Form 8-K, (B) state securities or “blue sky” laws, and (C) any filings required under the rules and regulations of the NYSE American, each Loan Party and each of its Subsidiaries have obtained all third party consents, approvals, waivers, made all declarations or filings with, given all notices to, and obtained all consents, licenses, permits or other approvals from all Governmental Authorities that are necessary (i) to enter into the Loan Documents and consummate the transactions contemplated thereby, and (ii) to continue their respective businesses as currently conducted, except (with respect to this clause (ii)) where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

4.7       Tax Returns and Payments. Each Loan Party has timely filed all required material tax returns and reports (or appropriate extensions therefor), and such Loan Party has timely paid all foreign, federal, state and material local Taxes, assessments, deposits and contributions owed by such Loan Party, except if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed One Hundred Thousand dollars ($100,000.00). As of the date hereof, no Loan Party is aware of any claims or adjustments proposed for any prior tax years of any Loan Party which could result in a material amount of additional Taxes becoming due and payable by a Loan Party.

7

4.8       Pledged Interest. The Borrower Representative has full power and authority to create a first lien on the Pledged Interests and no disability or contractual obligation exists that would prohibit the Borrower Representative from pledging the Pledged Interests pursuant to the Pledge Agreement. There are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Pledged Interests. The Pledged Interests are not the subject of any present or, to the Borrower Representative’s knowledge, threatened in writing suit, action, arbitration, administrative or other proceeding, and the Borrower Representative knows of no reasonable grounds for the institution of any such proceedings.

4.9       Compliance with Laws.

(a)       No Loan Party is or has been in violation of any statute, rule, ordinance or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, applicable to such Loan Party, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

(b)       No Loan Party is required to register as an “investment company”, as such terms are defined in the Investment Company Act of 1940 as amended.

(c)       No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Loans or other extensions of credit under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. Borrower currently does not own any Margin Stock. Ault Lending will not receive any proceeds of the Term Loans.

(d)       Neither the making of the Loans hereunder nor Loan Parties’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. No Loan Party, nor any of its Subsidiaries, nor any Affiliate of any Loan Party or of any Subsidiary, nor any controlling holder of Equity Interests of any of the foregoing (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order or similar sanctions laws of any other Governmental Authority including of any other applicable jurisdiction, (ii) is a resident of any country that is subject to embargo or trade sanctions enforced by OFAC, (iii) is, or will become, a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order, or (iv) engages in any dealings or transactions, or is otherwise associated, with any such Person.

(e)       Each Loan Party and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act. No part of the proceeds from the Loans made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or similar laws of any other Governmental Authority including of any other applicable jurisdiction.

4.10       Real Property.

(a)       The Michigan Property Owner owns the Michigan Property in fee simple and has good and marketable title to the Michigan Property, free and clear of all Liens, except Permitted Liens. The Michigan Property Owner is the sole owner of the Michigan Property and no Person other than the Michigan Property Owner has any possessory ownership or interest in the Michigan Property or right to occupy the same except under and pursuant to the provisions of existing leases set forth on Schedule 4.10(a). No Person has an option, right of first refusal, or right of first offer to purchase the Michigan Property, or any interest in the Michigan Property. The Michigan Property is not located in an area identified by the Secretary of Housing and Urban Development, or any successor, as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each have been or may be amended, or any successor law (collectively, the “Flood Acts”) or, if located within any such area, the Michigan Property Owner has and will maintain the insurance prescribed in the Michigan Mortgage. The Michigan Property Owner has all necessary

8

(i) certificates, licenses, and other approvals, governmental and otherwise, for the operation of the Michigan Property and the conduct of its business and (ii) zoning, building code, land use, environmental and other similar permits or approvals, all of which are currently in full force and effect and not subject to revocation, suspension, forfeiture, or modification. The Michigan Property and its use and occupancy are in full compliance with all applicable federal, state and local laws, and the Michigan Property Owner has received no notice of any violation or potential violation of such laws which has not been remedied or satisfied, and the zoning classification of the Michigan Property permits the use of the Michigan Property as intended. The Michigan Property is served by all utilities (including water and sewer) required for its use. All public roads and streets necessary to serve the Michigan Property for its use have been completed, are serviceable, are legally open, and have been dedicated to and accepted by the appropriate Governmental Authorities. The Michigan Property is free from damage caused by fire, water, wind or other casualty or form of loss. All costs and expenses for labor, materials, supplies, and equipment used in the construction of any improvements to the Michigan Property have been paid in full except for the Permitted Liens. The Michigan Property is assessed for real estate tax purposes as one or more wholly independent tax lot(s), separate from any adjoining land or improvements, and no other land or improvements are assessed and taxed together with the Michigan Property. The Michigan Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components are in good condition, order and repair in all material respects. There exists no structural or other material defects or damages in the Michigan Property, whether latent or otherwise, and the Michigan Property Owner has not received notice from any insurance company or bonding company of any defects or inadequacies in the Michigan Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

(b)       The Florida Property Owner owns the Florida Property in fee simple and has good and marketable title to the Florida Property, free and clear of all Liens, except Permitted Liens. The Florida Property Owner is the sole owner of the Florida Property and no Person other than the Florida Property Owner has any possessory ownership or interest in the Florida Property or right to occupy the same except under and pursuant to the provisions of existing leases set forth on Schedule 4.10(b). No Person has an option, right of first refusal, or right of first offer to purchase the Florida Property, or any interest in the Florida Property. The Florida Property is not located in an area identified by the Secretary of Housing and Urban Development, or any successor, as an area having special flood hazards pursuant to the Flood Acts or, if located within any such area, the Florida Property Owner has and will maintain the insurance prescribed in the Florida Mortgage. The Florida Property Owner has all necessary (i) certificates, licenses, and other approvals, governmental and otherwise, for the operation of the Florida Property and the conduct of its business and (ii) zoning, building code, land use, environmental and other similar permits or approvals, all of which are currently in full force and effect and not subject to revocation, suspension, forfeiture, or modification. The Florida Property and its use and occupancy are in full compliance with all applicable federal, state and local laws, and the Florida Property Owner has received no notice of any violation or potential violation of such laws which has not been remedied or satisfied, and the zoning classification of the Florida Property permits the use of the Florida Property as intended. The Florida Property is served by all utilities (including water and sewer) required for its use. All public roads and streets necessary to serve the Florida Property for its use have been completed, are serviceable, are legally open, and have been dedicated to and accepted by the appropriate Governmental Authorities. The Florida Property is free from damage caused by fire, water, wind or other casualty or form of loss. All costs and expenses for labor, materials, supplies, and equipment used in the construction of any improvements to the Florida Property have been paid in full except for the Permitted Liens. The Florida Property is assessed for real estate tax purposes as one or more wholly independent tax lot(s), separate from any adjoining land or improvements, and no other land or improvements are assessed and taxed together with the Florida Property. There exists no structural or other material defects or damages in the Florida Property, whether latent or otherwise, and the Florida Property Owner has not received notice from any insurance company or bonding company of any defects or inadequacies in the Florida Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.11       Intentionally Omitted.

4.12       Brokers. No brokerage or finder’s fees or commissions are or will be payable by any Loan Party to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Loan Documents. The Lenders shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.12 that may be due in connection with the transactions contemplated by the Loan Documents.

9

5.       AFFIRMATIVE COVENANTS

Each Loan Party shall do all of the following:

5.1       Government Compliance. Maintain its legal existence and good standing in its jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply with all laws, ordinances and regulations to which it is subject except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; obtain all of the material Governmental Approvals required in connection with such Loan Party’s business and for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest in accordance therewith, and comply, in all material respects, with the terms and conditions with respect to such Governmental Approvals.

5.2       Financial Statements, Reports, Certificates. Provide JGB Agent with the following:

(a)       Quarterly Financial Statements. Within fifty-five (55) days after the last day of each of the first three fiscal quarters of each fiscal year, in the event Borrower Representative has not otherwise filed its Quarterly Report on Form 10-Q, a company prepared unaudited consolidated and consolidating balance sheet, income statement and statement of cash flows covering the Borrower Representative’s operations for such fiscal quarter, in form reasonably acceptable to JGB Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.

(b)       Annual Audited Financial Statements. As soon as available, but no later than one hundred ten (110) days after the last day of Borrower Representative’s fiscal year, in the event Borrower Representative has not otherwise filed its Annual Report on Form 10-K, audited consolidated financial statements of Borrower Representative prepared in accordance with GAAP, consistently applied, together with any management letter with respect thereto.

(c)       Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) of this Section 5.2, a duly completed Compliance Certificate signed by a Responsible Officer or Borrower Representative.

(d)       Other Statements. Within five (5) Business Days of delivery, copies of all material statements, reports and notices generally made available to all stockholders unless such statements, reports and notices are filed with the SEC and a link to such filing is posted on Borrower Representative’s website.

(e)       SEC Filings. Within five (5) Business Days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower Representative with the SEC, provided that such filings shall be deemed to have been delivered on the date on which Borrower Representative posts such documents on Borrower Representative’s website.

(f)       Legal Action Notice. A prompt report of any legal actions initiated or threatened in writing that occur after the Closing Date against any Loan Party that could reasonably result in damages or costs to any Loan Party, individually or in the aggregate for all related proceedings, of Two Hundred Fifty Thousand dollars ($250,000) or more, and with respect to any legal action existing or threatened action in writing as of the Closing Date or initiated thereafter, a prompt report of any material adverse development with respect thereto.

5.3       Taxes; Pensions. Timely file, unless subject to a valid extension, all required material Tax returns and reports and timely pay all foreign, federal, state, and material local Taxes, assessments, deposits and contributions owed by such Loan Party, except for Taxes in an aggregate amount that do not exceed One Hundred Thousand dollars ($100,000) and shall deliver to JGB Agent, on written demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

5.4       Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in the Loan Parties’ industry and location and as JGB Agent may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of any Loan Party, and in amounts that are reasonably satisfactory to JGB Agent.

10

5.5       Litigation Cooperation. From the Closing Date and continuing through the termination of this Agreement, make available to JGB Agent and any Lender, without expense to JGB Agent or any Lender, as applicable, each Loan Party and its officers, employees and agents and each Loan Party’s books and records, to the extent that JGB Agent or any Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against JGB Agent or any Lender with respect to any Collateral or relating to any Loan Party.

5.6       Access to Collateral; Books and Records. Allow JGB Agent or its agents to inspect the Collateral. Such inspections shall be conducted upon reasonable notice, during normal business hours and no more often than once every six (6) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as JGB Agent shall determine is necessary.

5.7       Access to Management. Any representative of JGB Agent shall have the right to meet with management and officers of Loan Parties, upon reasonable notice, during normal business hours, to discuss such books of account and records.

5.8       Cash on Hand. Borrower Representative deposit One Million Five Hundred Thousand dollars ($1,500,000) in a segregated deposit account subject to the Account Control Agreement (the “Segregated Account”). The Borrower Representative shall cause JGB Agent to have online, view only access to the Segregated Account. The Borrower Representative may not withdraw funds from the Segregated Account except to make payments of principal under Section 2.2(b)(ii). If the Segregated Account has not been established by the Closing Date, the Collateral Agent will hold the amounts required to be on deposit in the Segregated Account until such Segregated Account has been established and may apply such amount to required payments under Section 2.2(b)(ii).

5.9       Maintenance of Properties. Each Loan Party shall maintain, preserve, protect and keep in good condition and working order all of its material properties and equipment, including (as applicable) the Equipment, the Florida Real Property and the Michigan Real Property, ordinary wear and tear excepted and (b) make all necessary repairs thereto in accordance with sound industry practice.

5.10       Further Assurances. Execute any further instruments and take further action as JGB Agent may reasonably request to carry out and/or effect the purposes of this Agreement and the other Loan Documents.

6.       NEGATIVE COVENANTS

No Loan Party shall do any of the following:

6.1       Dispositions. Convey, sell, lease, transfer, assign, contribute, or otherwise dispose of (collectively, “Transfer”) all or any part of the Collateral to any Person, including, for the avoidance of doubt, to an Affiliate or Subsidiary of such Loan Party.

6.2       Amalgamations, Mergers. Amalgamate, merge or consolidate with any other Person unless such Loan Party is the surviving entity of such amalgamation, merger or consolidation.

6.3       Encumbrance. Create, incur, allow, or suffer any Lien on all or any part of the Collateral except for Permitted Liens.

6.4       Indebtedness. Permit or allow Aviation, the Michigan Property Owner or the Florida Property Owner to create, incur, assume or be liable for any Indebtedness other than Permitted Indebtedness.

6.5       Distributions. Pay any dividends or make any distribution or payment on any capital stock of a Loan Party or redeem, retire or purchase any Equity Interests; provided, however, (i) Borrower Representative may pay dividends in shares of its Common Stock and distribute securities to its stockholders in Permitted Spin-Offs, (ii) pay dividends on Borrower Representative’s then issued and outstanding 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share, not to exceed $2,000,000 per fiscal quarter and (iii) Loan Parties, directly or indirectly, shall be entitled to purchase up to $2,000,000 of Equity Interests of Borrower Representative per fiscal quarter.

11

6.6       Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or, except for Ault Lending, undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; take any action or fail to take any action (or suffer any other Person to do so), to the extent the same would cause the representations set forth in Section 4.9(c) to be untrue, in any material respect; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply, in all material respects, with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any material liability of a Loan Party or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

6.7       Pledged Interests. Issue or permit the issuance of additional Equity Interests in Michigan Property Owner, Aviation or Florida Property Owner or transfer or permit the transfer of any outstanding Pledged Interests, except in accordance with the Michigan Mortgage or Florida Mortgage, as applicable.

6.8       Aviation. Operate the Aircraft until Aviation has obtained all insurance required by the Agreement to Provide Insurance and has complied with item 4 of Schedule 2.

7.       EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1       Payment Default. Any Loan Party fails to (a) make any payment of principal or interest on any Loan when due, or (b) pay any other Obligations within five (5) Business Days after such Obligations are due and payable.

7.2       Covenant Default.

(a)       A Loan Party fails or neglects to perform any obligation in Section 5 or violates any covenant in Section 6.

(b)       A Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in clause (a) of this Section 7.2) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the earlier of: (i) notice of the occurrence thereof has been given to the Borrower Representative by the JGB Agent or (ii) the date which a Loan Party knew or would reasonably be expected to have known thereof.

(c)       A default or event of default occurs under any other Loan Document and such default or event of default is not cured within the applicable grace period (if any) set forth in such other Loan Document.

7.3       Material Adverse Effect. An event or circumstance has occurred which could be expected to have a Material Adverse Effect.

7.4       Attachment; Levy; Restraint on Business. (i) Any Collateral is attached, seized, levied on, or comes into possession of a trustee or receiver and is not dismissed or stayed within thirty (30) days; provided, if the value of such Collateral exceeds One Million dollars ($1,000,000) then such attachment, seizure, levy on, or coming into possession of a trustee or receiver shall be an immediate Event of Default hereunder or (ii) any court order enjoins, restrains, or prevents a Loan Party or any of its Subsidiaries from conducting all or any material part of its business and is not dismissed or stayed within thirty (30) days.

7.5       Insolvency. The Loan Parties, taken as a whole, are unable to pay their debts (including trade debts) as they become due or otherwise becomes insolvent, the realizable value of the Loan Parties’ assets, taken as a whole, is less than the aggregate sum of the liabilities of the Loan Parties, taken as a whole; (b) a Loan Party or Personal Guarantor begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Loan Party or Personal Guarantor and is not dismissed or stayed within thirty (30) days.

12

7.6       Other Agreements. There is, under any agreement to which a Loan Party is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually in excess of One Million Five Hundred Thousand dollars ($1,500,000) or in the aggregate in excess of Three Million dollars ($3,000,000); or (b) any breach or default by a Loan Party or a Subsidiary of such Loan Party, the result of which could reasonably be expected to have a Material Adverse Effect.

7.7       Judgments; Penalties.

(a)       One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually in excess of One Million Five Hundred Thousand dollars ($1,500,000) or in the aggregate in excess of Three Million dollars ($3,000,000) (to the extent not covered by independent third-party insurance as to which the insurer has been notified and the insurer has confirmed in writing its responsibilities to cover such amounts) shall be rendered against a Loan Party or the Personal Guarantor by any Governmental Authority, and the same are not, within thirty (30) days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal, (provided that no Loans will be made prior to the vacation, stay, or bonding of such fine, penalty, judgment, order or decree).

(b)       Personal Guarantor, a Loan Party, a Subsidiary of a Loan Party or any officer of director of a Loan Party or Subsidiary of a Loan Party shall be indicted, convicted or have a judgment entered against it (including in a settled action) for any intentional or willful violation of either (i) state or federal laws or (ii) any anti-fraud provisions of state or federal securities law.

7.8       Misrepresentations. Any Loan Party makes any representation, warranty, or other statement in this Agreement, any Loan Document or any Compliance Certificate, and such representation, warranty, or other statement is incorrect in any material respect when made.

7.9       Guaranty. Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect.

7.10       Delisting. The Common Stock is not listed or available for quotation on the New York Stock Exchange, NYSE American, any tier of the Nasdaq Stock Market, the OTCQX or the OTCQB, or the suspension of trading thereon for more than thirty (30) consecutive Trading Days.

8.       Acceleration

8.1       Acceleration. Upon the occurrence and during the continuance of an Event of Default, JGB Agent, is entitled, to declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations are immediately due and payable without any action by JGB Agent).

9.       NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon confirmation of receipt, when sent by electronic mail transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. JGB Agent, Lenders and Loan Parties may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 9.

13

If to Loan Parties:	BITNILE HOLDINGS, INC. 11411 Southern Highlands Pkwy #240 Las Vegas, Nevada 89141 Attention: Milton C. Ault, III Email: todd@bitnile.com

With a copy to (which shall not constitute notice):	BITNILE HOLDINGS, INC. 100 Park Avenue, Suite 1658A New York, NY 10017 Attention: Henry Nisser Email: henry@bitnile.com

If to JGB Agent or Lenders:	JGB MANAGEMENT INC. 21 Charles Street Westport, CT 06880 Attention: David Ariyeh and Vincent Vacco Email: dariyeh@jgbcap.com and vvacco@jgbcap.com

With a copy to (which shall not constitute notice):	HAYNES AND BOONE, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 Attention: Greg Kramer E-mail: greg.kramer@haynesboone.com

10.       CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Each Loan Party hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude JGB Agent from enforcing a judgment or other court order in favor of JGB Agent or any Lender. Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Loan Party at the address set forth in, or subsequently provided by such Loan Party in accordance with, Section 9 and that service so made shall be deemed completed upon the earlier to occur of Loan Parties’ actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid. Each Loan Party hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH Loan Party AGREES THAT IT SHALL NOT SEEK FROM JGB Agent OR ANY lender UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

14

This Section 10 shall survive the termination of this Agreement.

11.       GENERAL PROVISIONS

11.1       Termination Prior to Term Loan Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their express terms, are to survive the termination of this Agreement) have been satisfied in full, in cash and all commitments to extend credit pursuant to this Agreement have terminated. So long as Loan Parties have satisfied the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their express terms, are to survive the termination of this Agreement), this Agreement and any remaining commitments to extend credit may be terminated prior to the Term Loan Maturity Date by Loan Parties, by written notice of termination to JGB Agent. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

11.2       Successors and Assigns.

(a)       Successors and Assigns Generally. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Loan Party may assign this Agreement or any rights or obligations under it without JGB Agent’s prior written consent (which may be granted or withheld in JGB Agent’s discretion). Each Lender has the right, without the consent of or notice to Loan Parties, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof).

(b)       Assignment by Lenders. Each Lender may at any time assign to one or more eligible assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitment and the Loans at the time owing to it), subject to any restrictions on such assignment set forth in clause (a) above and the other Loan Documents. Each such Lender shall notify the JGB Agent of such assignment and deliver to the JGB Agent a copy of any assignment and assumption agreement entered into in connection thereto.

(c)       Register; Participant Register. JGB Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts (and stated interest) of the Term Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, JGB Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Loan Parties, any Lender and JGB Agent at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, JGB Agent (in its capacity as administrative agent) shall have no responsibility for maintaining a Participant Register.

11.3       Indemnification. Each Loan Party agrees to indemnify, defend and hold JGB Agent and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any third party in connection with the transactions contemplated by the Loan Documents, except for Claims and/or losses to the extent directly caused by or resulting from, (x) such Indemnified Person’s gross negligence or willful misconduct and (y) any dispute solely among Indemnified Persons. This Section 11.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run and, for the avoidance of doubt, shall survive the resignation or replacement of JGB Agent. This Section 11.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

15

11.4       Borrower Liability. Each Borrower hereunder shall be jointly and severally obligated to repay all Loans made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received all Loans. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require JGB Agent to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. JGB Agent may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of JGB Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to JGB Agent, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.

11.5       Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

11.6       Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

11.7       Intentionally Omitted.

11.8       Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective except, pursuant to an agreement in writing by the parties thereto, and in case of this Agreement, pursuant to an agreement in writing entered into by Loan Parties, JGB Agent, the Required Lenders. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.

11.9       Counterparts; Electronic Execution of Documents. This Agreement and any other Loan Documents, except to the extent otherwise required pursuant to the terms thereof, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is of the same force and effect as an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be as effective as delivery of an original executed counterpart of such Loan Document.

11.10       Publicity. Neither the Loan Parties nor the Lenders shall publicize or use the other’s name or logo, or hyperlink to the other’ website, describe the relationship of the Loan Parties to the Lenders or the transaction contemplated by this Agreement, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”) without such Loan Party or Lender, as applicable, providing prior written notice to the other that is the subject of the proposed Publicity Materials, together with a draft (or, if Publicity Materials are not proposed to be delivered in written form, an outline of the content to be included) so as to provide the recipient a reasonable opportunity to review prior to publication, and each party agrees, in connection with any Publicity Materials proposed by a party to reasonably consider requested changes or corrections requested by the party that is the subject of such Publicity Materials in good faith, and upon request, to provide the final form prior to publication or other dissemination.

16

11.11       Borrower Representative. Each of the Borrowers hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Loan). Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) JGB Agent and any Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them). Borrowers must act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with JGB Agent or any Lender, such Borrower shall do so through Borrower Representative.

11.12       Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

11.13       Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

11.14       Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

11.15       Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

11.16       Appointment of JGB Agent.

(a)       Each Lender hereby appoints JGB Agent to act on behalf of Lenders as administrative agent under this Agreement and the other Loan Documents and appoints JGB Agent to act on behalf of Lenders as collateral agent, and to hold and enforce any and all Liens on the Collateral granted pursuant thereto by the applicable Loan Parties to secure the Obligations. The provisions of this Section 11.16 are solely for the benefit of JGB Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, JGB Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. JGB Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of JGB Agent shall be mechanical and administrative in nature and JGB Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.

(b)       If JGB Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then JGB Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Lenders, and JGB Agent shall incur no liability to any Person by reason of so refraining. JGB Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document for any reason. Without limiting the foregoing, no Lender shall have any right of action whatsoever against JGB Agent as a result of JGB Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Lenders.

(c)       JGB Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by JGB Agent. JGB Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties. The exculpatory provisions of this Section 11.16 shall apply to any such sub-agent and to the related parties of JGB Agent and any such sub-agent. JGB Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that JGB Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

17

(d)       Neither JGB Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, JGB Agent: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email) believed by it to be genuine and signed or sent by the proper party or parties.

(e)       With respect to its Commitments and Loans hereunder, JGB Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not JGB Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include JGB Agent in its individual capacity (to the extent it holds any Obligations owing to Lenders or Commitments hereunder). JGB Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if JGB Agent was not JGB Agent and without any duty to account therefor to Lenders. JGB Agent and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(f)       Each Lender acknowledges that it has, independently and without reliance upon JGB Agent or any other Lender, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon JGB Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

(g)       Each Lender agrees to indemnify JGB Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against JGB Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by JGB Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from JGB Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse JGB Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by JGB Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that JGB Agent is not reimbursed for such expenses by the Loan Parties.

(h)       JGB Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrowers. Upon any such resignation, Lenders shall have the right to appoint a successor JGB Agent. If no successor JGB Agent shall have been so appointed by Lenders and shall have accepted such appointment within thirty (30) days after JGB Agent’s giving notice of resignation, then JGB Agent may, on behalf of Lenders, appoint a successor JGB Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least $300,000,000.

18

If no successor JGB Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning JGB Agent, such resignation shall become effective and Lenders shall thereafter perform all the duties of JGB Agent hereunder until such time, if any, as Lenders appoint a successor JGB Agent as provided above. Upon the acceptance of any appointment as JGB Agent hereunder by a successor JGB Agent, such successor JGB Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning JGB Agent. Upon the earlier of the acceptance of any appointment as JGB Agent hereunder by a successor JGB Agent or the effective date of the resigning JGB Agent’s resignation, the resigning JGB Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning JGB Agent shall continue. After any resigning JGB Agent’s resignation hereunder, the provisions of this Section 11.16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was JGB Agent under this Agreement and the other Loan Documents. Notwithstanding the foregoing, as long as [JGB] is a Lender pursuant to this Agreement, JGB Collateral LLC shall not resign as JGB Agent unless a successor JGB Agent is appointed concurrently with such resignation, which successor JGB Agent shall have the wherewithal to perform, and shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning JGB Agent under this Agreement and the other Loan Documents.

(i)       In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, with the prior written consent of JGB Agent, each Lender and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Loan Party or any Subsidiary of a Loan Party (regardless of whether such balances are then due to such Loan Party or such Subsidiary) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party or any Subsidiary of a Loan Party against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Obligation exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (ii) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

(j)       Nothing in this Agreement or the other Loan Documents shall be deemed to require JGB Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that JGB Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, JGB Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

(k)       If JGB Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by such JGB Agent from Borrowers and such related payment is not received thereby, then such JGB Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

(l)       If JGB Agent determines at any time that any amount received thereby under this Agreement shall be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, JGB Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to JGB Agent on demand any portion of such amount that JGB Agent has distributed to such Lender, together with interest at such rate, if any, as JGB Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

19

(m)       JGB Agent will use reasonable efforts to provide Lenders with any written notice of Event of Default received by JGB Agent from, or delivered by JGB Agent to, any Loan Party; provided, however, that JGB Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to JGB Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(n)       Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with JGB Agent that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of JGB Agent at the request of Required Lenders.

12.       GUARANTY

12.1       Guaranty. Each Guarantor, who has executed this Agreement as of the date hereof, jointly and severally, unconditionally and irrevocably, guarantees the prompt and complete payment and performance by Borrowers and the other Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. In furtherance of the foregoing, and without limiting the generality thereof, each Guarantor agrees as follows:

(a)       each Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any exercise or enforcement of any remedy of any Secured Party or that any Secured Party may have against a Borrower, or any other Guarantor or other Person liable in respect of the Obligations, or all or any portion of the Collateral; and

(b)       JGB Agent, on behalf of Lenders, may enforce this guaranty notwithstanding the existence of any dispute between any Secured Party and any Loan Party with respect to the existence of any Event of Default.

12.2       Maximum Liability. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal or state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 12.5).

12.3       Termination. The guaranty pursuant to this Section 12 shall remain in full force and effect until the date the Obligations have been paid in full in cash, and all commitments to extend credit have been terminated.

12.4       Unconditional Nature of Guaranty. No payment made by a Borrower, Guarantor, any other guarantor or any other Person or received or collected by any Secured Party from a Borrower, Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the date the Obligations are paid in full in cash .

12.5       Right of Contribution

(a)       If in connection with any payment made by any Guarantor hereunder any rights of contribution arise in favor of such Guarantor against one or more other Guarantors, such rights of contribution shall be subject to the terms and conditions of Section 12.6 The provisions of this Section 12.5 shall in no respect limit the obligations and liabilities of any Guarantor pursuant to the Loan Documents, and each Guarantor shall remain liable for the full amount guaranteed by such Guarantor hereunder.

(b)       Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against any Loan Party or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party in respect of payments made by such Guarantor hereunder, in each case, until the Obligations are paid in full and all commitments to extend credit have been terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the time that the Obligations are paid in full and all commitments to extend credit have been terminated, such amount shall be held by such Guarantor in trust for the ratable benefit of the Secured Parties, shall be segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to JGB Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to JGB Agent, if required), to be applied to the Obligations, irrespective of the occurrence or the continuance of any Event of Default.

20

12.6       Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and this Agreement, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with their respective terms, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee pursuant to this Section 12 or any property subject thereto.

12.7       Guarantee Absolute and Unconditional; Guarantor Waivers; Guarantor Consent. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guaranty contained in this Section 12 or acceptance of this guaranty. The Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between Borrowers, Guarantors and any Secured Party shall be conclusively presumed to have been had or consummated in reliance upon this guaranty. Each Guarantor further waives:

(a)       diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the other Guarantors with respect to the Obligations;

(b)       the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations;

(c)       any defense arising by reason of any lack of corporate or other authority or any other defense of any Borrower, such Guarantor or any other Person;

(d)       any defense based upon errors or omissions by any Secured Party in the administration of the Obligations;

(e)       any rights to set-offs and counterclaims;

(f)       any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against any Borrower or any other obligor of the Obligations for reimbursement; and

(g)       without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law that limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

Each Guarantor understands and agrees that the guarantee contained in this Section 12 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by any Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against any Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Loan Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of such Guarantor under this guaranty, in bankruptcy or in any other instance, (iv) any Insolvency Proceeding with respect to any Loan Party or any other

21

Person, (v) any amalgamation, merger, acquisition, consolidation or change in structure of any Loan Party or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or Equity Interests of any Loan Party or any other Person, (vi) any assignment or other transfer, in whole or in part, of Secured Parties’ interests in and rights under this Agreement or the other Loan Documents, including the right to receive payment of the Obligations, or any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and to any of the Collateral, (vii) any Secured Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to any of the Obligations, and (viii) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Obligations or any other indebtedness, obligations or liabilities of any Guarantor to Secured Parties. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Secured Parties may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Loan Party or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto. Any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Loan Party or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Loan Party or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

12.8       Modifications of Obligations. Each Guarantor further unconditionally consents and agrees that, without notice to or further assent from any Guarantor: (a) the principal amount of the Obligations may be increased or decreased and additional indebtedness or obligations of a Borrower or any other Persons under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise; (b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise; (c) the time for a Borrower’s (or any other Loan Party’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the applicable Secured Party may deem proper; (d) in addition to the Collateral, Secured Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (e) Secured Parties may discharge or release, in whole or in part, any other Guarantor or any other Loan Party or other Person liable for the payment and performance of all or any part of the Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral, nor shall any Secured Party be liable to any Guarantor for any failure to collect or enforce payment or performance of the Obligations from any Person or to realize upon the Collateral, and (f) Secured Parties may request and accept other guaranties of the Obligations and of any other indebtedness, obligations or liabilities of a Borrower or any other Loan Party to any Secured Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; in each case (a) through (f), as the applicable Secured Parties may deem advisable, and without impairing, abridging, releasing or affecting this Agreement.

12.9       Reinstatement. The guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, a Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

12.10       No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except in writing in accordance with Section 11.9), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default, as applicable. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which any Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

22

12.11       Enforcement Expenses; Indemnification. Each Guarantor agrees to pay or reimburse Secured Parties for all its documented and reasonable costs and out-of-pocket expenses incurred in collecting against such Guarantor under this guaranty or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel provided that no Guarantor shall be liable for indemnification of any expenses under this Section 12.11 to the extent such expenses arise as a result of the gross negligence or willful misconduct of a Secured Party.

[Remainder of Page intentionally Left Blank]

23

[signature page to loan and GUARANTY agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWERS:

BITNILE, INC.

By:
Name: William B. Horne
Title: Chief Executive Officer

BITNILE HOLDINGS, INC.

By:
Name: Milton C. Ault, III
Title: Executive Chairman

THIRD AVENUE APARTMENTS LLC

By: AULT GLOBAL REAL ESTATE EQUITIES, INC., its manager

By:
Name: Christopher K. Wu
Title: Chief Executive Officer

ALLIANCE CLOUD SERVICES, LLC

By: ALLIANCE CLOUD MANAGEMENT, LLC, its manager

By: AC MANAGEMENT, INC., its managing member

By:
Name: Darren Magot
Title: Chief Executive Officer

AULT AVIATION, LLC

By: AULT ALLIANCE, INC., its managing member

By:
Name: Milton C. Ault, III
Title: Executive Chairman

GUARANTORS:

AULT LENDING, LLC

By:
Name: David J. Katzoff
Title: Manager

AULT & COMPANY, INC.

By:
Name: Milton C. Ault, III
Title: Chief Executive Officer

MILTON C. AULT, III

By:

[signature page to loan and GUARANTY agreement]

JGB AGENT:
JGB COLLATERAL LLC

By:
Name: Brett Cohen
Title: President

LENDERS:

JGB CAPITAL, LP

By:
Name: Brett Cohen
Title: President

JGB PARTNERS, LP

By:
Name: Brett Cohen
Title: President

JGB (CAYMAN) BUCKEYE LTD.

By:
Name: Brett Cohen
Title: President

EXHIBIT A

DEFINITIONS

As used in this Agreement, the following capitalized terms have the following meanings:

“Account Control Agreement” means any control agreement entered into among the depository institution at which Borrower Representative maintains the Segregated Account, the Borrower Representative, and JGB Agent pursuant to which JGB Agent, for the benefit of Lenders, obtains control (within the meaning of the Code) over the Segregated Account in form and substance satisfactory to the JGB Agent.

“Account Pledge Agreement” means a pledge agreement between the Borrower Representative and the JGB Agent granting the JGB Agent a first ranking Lien in the Segregated Account.

“Affiliate” means, with respect to any Person, each other Person controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” has the meaning set forth in the preamble.

“Agreement to Provide Insurance” means the Agreement to Provide Insurance dated the date hereof between the JGB Agent and Aviation.

“Aircraft” means 2005 Gulfstream GV-SP (G550) aircraft, serial number 5094, registration number N623MS, with two (2) Rolls-Royce BR700-710C4-11 (G550) engines, serial numbers 15287 (L) and 15286 (R) and one (1) Honeywell RE220 APU, serial number P-414, together with all avionics, appliances, parts, instruments, accessions, accessories, furnishings or other equipment or property attached thereto and associated therewith as further described in the Aircraft Mortgage. The Aircraft includes all log books (which shall be complete), maintenance records (which shall be continuous and up-to-date), wiring diagrams (complete from the date of manufacture), engineering and maintenance, manuals, engine covers (if any), loose equipment (if any), tool kit(s) (if any), all issued FAA Form 337’s (if any) and all other accessories associated with the aircraft that are described in the Aircraft Mortgage.

“Aircraft Assignment Agreement” means such instruments of transfer and assignment whereby Ault Alliance, Inc. transfers all and any of its right, title and interest in the Aircraft to Aviation.

“Aircraft Mortgage” means that certain Aircraft Mortgage and Security Agreement by and between the JGB Agent and Alliance with respect to the Aircraft.

“Amortization Date” means the sixtieth (60th) day after the Closing Date.

“Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Applicable Rate” means an annual rate of eight and one-half percent (8.50%).

“Ault Lending” has the meaning set forth in the preamble.

“BitNile” has the meaning set forth in the preamble.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person. Unless the context otherwise requires, each reference to a Board herein shall be a reference to the Board of Borrower Representative.

“Borrower” and “Borrowers” has the meaning set forth in the preamble.

“Borrower Representative” has the meaning set forth in the preamble.

“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed.

“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction event or series of related transactions or events that, individually or in the aggregate, result in: (a) the holders of Borrower Representative’s Equity Interests who were holders of Equity Interest as of the Closing Date, ceasing to own at least fifty-one percent (51%) of the Voting Stock of Borrower Representative; (b) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a sufficient number of Equity Interests of Borrower Representative ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the members of the Board of Borrower Representative, who did not have such power before such transaction; or (c) the Transfer of all or substantially all assets of any Loan Party or of a material business line of Loan Parties except where such Transfer is to another Loan Party; or (d) Borrower Representative ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, a majority of the Equity Interests in each of the other Loan Parties or failing to have the power to direct or cause the direction of the management and policies of each such Loan Party, provided, however, that no Change in Control shall apply in connection with any Permitted Spin-Off.

“Claims” has the meaning set forth in Section 11.3.

“Closing Date” has the meaning set forth in the preamble.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York.

“Collateral” means any and all assets of any Loan Party subject to a security interest, pledge, charge or other encumbrance pursuant to a Loan Document to secure the Obligations, including without limitation, the Michigan Real Property, the Florida Real Property, the Aircraft and the Personal Property Collateral and all proceeds of the foregoing.

“Commitment” means, as to any Lender, the aggregate principal amount of the Term Loan committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Common Stock” means the class A common stock of Borrower Representative.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit B.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Premium” means an amount equal to fifteen percent (15.00%) of the outstanding principal balance of the Term Loans.

“Default Rate” has the meaning set forth in Section 2.3(b).

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in dollars, such amount, and (b) with respect to an amount denominated in any other currency, the equivalent in dollars of such amount determined by reference to the relevant exchange rate in effect on the applicable date of determination. As appropriate, amounts specified herein as amounts in dollars shall be or include any relevant Dollar Equivalent amount.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equipment” means 4,500 S19j Pro Antminers as detailed in the Security Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” has the meaning set forth in Section 7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Flood Acts” has the meaning set forth in Section 4.10(a).

“Florida Mortgage Means” means the Mortgage and Security Agreement of even date herewith by and between the Florida Property Owner and JGB Agent with respect to the Florida Property.

“Florida Property” means the parcel or real property identified on Schedule 4 and all improvements thereon.

“Florida Property Owner” has the meaning set forth in the preamble

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, JGB Agent and Borrowers shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Lender and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.

“Good Faith Deposit” has the meaning set forth in Section 2.4(b).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including for the testing, manufacturing, marketing and sales of a Product.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization established by statute.

“Guarantor” has the meaning set forth in the preamble.

“Guaranty” means any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services (excluding trade payables that are not past due), (b) any reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, (e) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not or would not constitute a liability on the balance sheet of the Person incurring such obligation, and (f) Contingent Obligations.

“Indemnified Person” has the meaning set forth in Section 11.3.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, proceedings seeking an order to stay the rights of creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intercreditor Agreement” means the intercreditor agreement between of even date herewith between the JGB Agent and Helios Funds LLC.

“JGB Agent” has the meaning set forth in the preamble.

“Lender” has the meaning set forth in the preamble.

“Lender Expenses” means all audit fees and expenses as provided in Section 2.3(b), costs, and expenses (including reasonable, documented and out-of-pocket attorneys’ fees and expenses) of JGB Agent or Lenders for preparing, amending, negotiating, administering, filing or recording any Loan Document (including financing statements) and any documented and out of pocket expenses incurred in, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to a Loan Party.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest, hypothec or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Security Agreement, the Warrant, the Pledge Agreement, the Michigan Mortgage, the Florida Mortgage, the Aircraft Mortgage, the Agreement to Provide Insurance, the Michigan Subordination Agreement, any note, or notes or guaranties executed by a Loan Party, and any other present or future agreement by a Loan Party with or for the benefit of JGB Agent or any Lender in connection with this Agreement, all as amended, modified, supplemented, extended or restated from time to time.

“Loan Party” or “Loan Parties” means, each Borrower from time-to-time party hereto, and any Guarantor (other than the Personal Guarantor).

“Margin Stock” has the meaning set forth in Section 4.9(b).

“Material Adverse Effect” means (a) a material impairment in the perfection or priority of the Lien in the Collateral pursuant to the Loan Documents to which the Loan Parties are a party or in the value of the Collateral; or (b) a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of a Loan Party; (ii) the prospect of repayment of any part of the Obligations; or (iii) the ability to enforce any rights or remedies with respect to any Obligations, in each case, as determined by JGB Agent.

“Maximum Rate” has the meaning set forth in Section 2.3(d) hereof.

“Michigan Mortgage” means the Mortgage or even date herewith by and between the Michigan Property Owner and the JGB Agent with respect to the Michigan Property.

“Michigan Property” means the parcel of real property identified on Schedule 5 and all improvements thereon.

“Michigan Property Owner” has the meaning set forth in the preamble.

“Michigan Subordination Agreement” means the Subordination Agreement dated the date hereof by and among the Michigan Property Owner, Ault Lender, the Lenders and the JGB Agent.

“Monthly Amortization Amount” means, initially, $566,000 per calendar month, and commencing on the first anniversary of the Closing Date, $1,132,000 per calendar month.

“Obligations” means all of Borrowers’ and each other Loan Party’s obligations to pay the Loans when due, including principal, interest, Original Issue Discount, fees, Prepayment Premiums (if applicable), Default Premiums (if applicable), Lender Expenses, any other amounts due to be paid by a Borrower or any other Loan Party, and each Loan Party’s obligation to perform its duties under the Loan Documents (other than the Warrant), and any other debts, liabilities and other amounts any Loan Party owes to any Lender at any time under the Loan Documents or otherwise in connection therewith (but excluding obligations arising under the Warrant), including, without limitation, interest or Lender Expenses accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, or obligations of any Loan Party assigned to any Lender, which shall be treated as secured or administrative expenses in the Insolvency Proceedings to the extent permitted by applicable law.

“OFAC” has the meaning set forth in Section 4.9(c).

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than thirty (30) days prior to the Closing Date and, (a) if such Person is a corporation, its bylaws or Articles of Association in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Original Issue Discount” has the meaning set forth in Section 2.4(a).

“Payment Date” means the last Business Day of each calendar month.

“Permitted Indebtedness” means:

(a)       each Loan Party’s Indebtedness under this Agreement and the other Loan Documents;

(b)       Indebtedness existing on the Closing Date;

(c)       Subordinated Debt;

(d)       lease obligations and purchase money indebtedness of up to $2,500,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets;

(e)       trade accounts payable incurred in the ordinary course of business;

(f)       endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(g)       vendor payment guarantees entered into in the ordinary course of business and consistent with past practices;

(h)       Indebtedness in respect of obligations relating to corporate credit cards, purchase cards or bank card products;

(i)       Unsecured Indebtedness consisting of intercompany loans and advances among the Loan Parties and their Subsidiaries; and

(j)       Indebtedness not otherwise permitted pursuant to this defined term, in an aggregate amount outstanding not to exceed Two Hundred Fifty Thousand dollars ($250,000).

“Permitted Liens” means

(a)       Liens arising under the other Loan Documents;

(b)       Liens existing on the Closing Date and shown on Schedule 6.3 or as set forth in the Title Policies;

(c)       Liens of Ault Lending in the Michigan Property subject always to the Michigan Subordination Agreement;

(d)       Liens for taxes, fees, assessments or other government charges or levies, either not yet delinquent;

(e)       Liens arising from leases or subleases of real property granted in the Ordinary Course of Business of such Person; and

(f)       mechanics, materialmen’s and similar Liens with respect to any amounts not yet due and payable, but in no event to exceed $500,000 in the aggregate at any time.

“Permitted Spin-Off” means (A) the dividend or other distribution of the Equity Interests of any direct or indirect Subsidiary of the Borrower Representative (other than a Loan Party) and any corporate restructurings, reorganizations and other transactions completed in connection with the foregoing and (B) other spin-off transactions described on Schedule 6.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Personal Guarantor” has the meaning set forth in the preamble.

“Personal Property Collateral” means the Equipment and all substitutions therefor.

“Pledge Agreement” means one or more the pledge agreements of even date herewith by and between Borrower Representative and the JGB Agent with respect to the Pledged Interests.

“Pledged Interests” means the Equity Interests of the Michigan Property Owner, the Florida Property Owners, and Aviation.

“Prepayment Premium” means, if all or a part of a Term Loan is prepaid prior to the first anniversary of the Closing Date, an amount equal to two percent (2.00%) of such amount of the Term Loan being prepaid.

“Pro Rata Share” means, with respect to any Lender and as of any date of determination, the percentage obtained by dividing (i) the aggregate Commitments of such Lender by (ii) the aggregate Commitments of all Lenders provided, that to the extent any Commitment has expired or been terminated, with respect to such Commitment, the applicable outstanding balance of the Loans made pursuant to such Commitment held by such Lender and all Lenders, respectively, shall be used in lieu of the amount of such Commitment, provided further, that with respect to all matters relating to a particular Loan, the Commitment or outstanding balance of the applicable Loan, shall be used in lieu of the aggregate Commitment or outstanding balance of all Loans in the foregoing calculation. “Ratable” and related terms shall mean, determined by reference to such Lender’s Pro Rata Share.

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Release Price A” aggregate payments to the Lenders of eight million Dollars ($8,000,000) pursuant to (x) Section 2.2(b)(ii) to the extent of two million Dollars ($2,000,000) and (y) Section 2.2(d) (exclusive of amounts paid by the Borrowers to the Lenders in respect of Release Price B).

“Release Price B” aggregate payments to the Lenders of ten million Dollars ($10,000,000) pursuant to (x) Section 2.2(b)(ii) to the extent of two million Dollars ($2,000,000) and (y) Section 2.2(d) (exclusive of amounts paid by the Borrowers to the Lenders in respect of Release Price A).

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the aggregate principal amount of all Loans outstanding and the aggregate amount of all unfunded commitments to make Loans, at such date of determination.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President or Chief Financial Officer of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Borrower Representative.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Parties” means, collectively, JGB Agent and each Lender.

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, by and among BitNile and JGB Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Subordinated Debt” means Indebtedness on terms and to holders satisfactory to JGB Agent and incurred by the Michigan Property Owner or the Florida Property Owner, as the case may be, that is subordinated in writing to all of the Obligations, pursuant to a Subordination Agreement.

“Subordination Agreement” means any subordination agreement in form and substance satisfactory to JGB Agent entered into from time to time with respect to Subordinated Debt.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower Representative.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any value added taxes, interest, additions to tax or penalties applicable thereto.

“Term Loan” has the meaning set forth in Section 2.2(a)(i).

“Term Loan Commitment” means, as to any Lender, the aggregate principal amount of Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Term Loan Maturity Date” means the date that is eighteen (18) months after the Closing Date, as may be extended pursuant to Section 2.2(b)(iii).

“Transfer” has the meaning set forth in Section 6.1.

“Voting Stock” means, with respect to any Person, all classes of Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors or managers (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Warrant” means, collectively, the Warrant to purchase Common Stock dated as of the Closing Date executed by Borrower Representative in favor of each Lender, as amended, modified, supplemented, extended or restated from time to time.

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: JGB COLLATERAL LLC, as JGB Agent	Date: ___________________

FROM: BITNILE HOLDINGS, INC.

Reference is made to that certain Loan and Guaranty Agreement, dated November __, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among BitNile Holdings, Inc., a Delaware corporation (“Borrower Representative”), Third Avenue Apartments LLC, a Delaware limited liability company (the “Florida Property Owner”), Alliance Cloud Services, LLC, Delaware limited liability company (the “Michigan Property Owner”), BitNile, Inc., a Nevada corporation (“BitNile”), Ault Aviation, LLC, a Nevada limited liability company (“Aviation” and together with Borrower Representative, the Florida Property Owner, the Michigan Property Owner, BitNile and each other Person from time to time party hereto as a borrower, collectively, “Borrowers”, and each, a “Borrower”), AULT Lending, LLC, a California limited liability company (“Ault Lending”), Ault & Company, Inc., a Delaware corporation (“ACI”), Milton “Todd” Ault, III, a natural person (“Personal Guarantor” and together with Ault Lending, ACI and each other party from time to time party hereto as a guarantor or otherwise acting as a guarantor with respect to the Obligations, collectively, “Guarantors” and each, a “Guarantor”), JGB CAPITAL, LP, a Delaware limited partnership, JGB PARTNERS, LP, a Delaware limited partnership and JGB (CAYMAN) BUCKEYE LTD., a Cayman Islands exempted company, and any other lender from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), and JGB COLLATERAL LLC, as administrative agent and collateral agent for Lenders (in such capacity, together with its successors, “JGB Agent”). Capitalized terms have meanings as defined in the Agreement.

The undersigned authorized officer of Borrower Representative, hereby certifies in accordance with the terms of the Agreement as follows:

(1) Each Borrower is in compliance for the period ending with all covenants set forth in the Agreement; (2) no Event of Default has occurred and is continuing; and (3) the representations and warranties in the Agreement are true and correct in all material respects on this date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

The undersigned certifies that all financial statements delivered herewith are prepared in accordance with GAAP (other than, with respect to unaudited financials for the absence of footnotes and being subject to normal year-end adjustments), consistently applied from one period to the next.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Quarterly financial statements	Quarterly, within 55 days (unless Borrower filed its Quarterly Report on Form 10-Q)	Yes No
Annual audited financial statements and any management letters	Annually, within 110 days of fiscal year end (unless Borrower filed its Annual Report on Form 10-K)	Yes No
Statements, reports and notices to stockholders	Within 5 Business Days of delivery (unless filed with the SEC and a link to such filing is posted on Borrower Representative’s website)	Yes No
SEC filings	Within 5 Business Days after filing with SEC (provided such filings will be deemed to have been delivered on the date on which Borrower Representative posts such documents on Borrower Representative’s website)	Yes No
Legal action notices and updates	Promptly	Yes No

Other Matters

Please list any SEC filings made since the most recently delivered Compliance Certificate:	Yes	No
Has any Loan Party changed its legal name, jurisdiction of organization, chief executive office or principal place of business? If yes, please complete details below:	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

BORROWER REPRESENTATIVE:

BITNILE HOLDINGS, INC.

By:

Name:

Title:

EXHIBIT C

Form of

SECURED PROMISSORY NOTE

$18,888,889	Issue Date: November __, 2022

FOR VALUE RECEIVED, the undersigned, Bitnile holdings, inc., a Delaware corporation (“Borrower Representative”), Third Avenue APARTMENTS LLC, a Delaware limited liability company (the “Florida Property Owner”), Alliance Cloud Services, LLC, Delaware limited liability company (the “Michigan Property Owner”), BitNile, Inc., a Nevada corporation (“BitNile”), AULT AVIATION, LLC, a Nevada limited liability company (“Aviation” and together with Borrower Representative, the Florida Property Owner, the Michigan Property Owner, BitNile and each other Person from time to time party hereto as a borrower, collectively, “Borrowers”, and each, a “Borrower”), promise to pay to JGB CAPITAL, LP, JGB PARTNERS, LP and JGB (CAYMAN) BUCKEYE LTD (together with its successors and assigns, the “Holder”) at the times, in the amounts and at the address set forth in the Loan and Guaranty Agreement, dated as of November __, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition have the meanings assigned to such terms in the Loan Agreement), among Borrowers, the other Loan Parties party thereto, the Holder, any other lender from time to time party thereto (collectively, “Lenders”), and JGB COLLATERAL LLC, as administrative agent and collateral agent for Lenders (in such capacity, together with its successors and assigns, “JGB Agent”),the principal amount of EIGHTEEN MILLION EIGHT HUNDRED EIGHTY-EIGHT THOUSAND EIGHT HUNDRED EIGHTY-NINE Dollars ($18,888,889). Borrowers further, jointly and severally, promise to pay interest in accordance with Section 2.3 of the Loan Agreement and any other fees or expenses (including Lender Expenses) when due from time to time pursuant to the Loan Agreement. In no event shall interest hereunder exceed the maximum rate permitted under applicable law. All payments of principal, interest and any other amounts due shall be made as set forth in Section 2.5 of the Loan Agreement. Accordingly, the outstanding principal amount of the Loans may be less than the amount set forth in this Note. The entire outstanding principal balance of this Note and all accrued and unpaid interest thereon and other amounts under the Loan Agreement shall be due and payable in full on the Term Loan Maturity Date, as may be extended pursuant to the Loan Agreement.

The Obligations evidenced by this Secured Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) are subject to acceleration in accordance with Section 8.1 of the Loan Agreement. Each Borrower hereby waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, protest and all other demands and notices except as required by the Loan Agreement in connection with the execution, delivery, acceptance, performance, default or enforcement of this Note.

This Note is secured by a security interest in the Collateral of the Loan Parties granted to the applicable JGB Agent pursuant to the Loan Documents, for the ratable benefit of Lenders.

The terms of Section 11 of the Loan Agreement are incorporated herein, mutatis mutandis.

For purposes of Sections 1272, 1273 and 1275 of the IRC, this Note is being issued with “original issue discount.” Please contact Kenneth Cragun at ken@bitnile.com to obtain information regarding the issue price, issue date, amount of original issue discount and yield to maturity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE]

IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed and delivered on the date set forth above by the duly authorized representative of such Borrower.

BORROWERS:

BITNILE, INC.

By:
Name:
Title:

BITNILE HOLDINGS, INC.

By:
Name:
Title:

THIRD AVENUE APARTMENTS LLC

By: AULT GLOBAL REAL ESTATE EQUITIES, INC., its sole member

By:
Name:
Title:

ALLIANCE CLOUD SERVICES, LLC

By: ALLIANCE CLOUD MANAGEMENT, LLC, its manager

By: AC MANAGEMENT, INC., its managing member

By:
Name:
Title:

AULT AVIATION, LLC

By: AULT ALLIANCE, INC., its managing member

By:
Name:
Title:

SCHEDULE 1

COMMITMENTS

LENDER	TOTAL TERM LOAN COMMITMENTS
JGB CAPITAL LP	$1,944,444.46
JGB PARTNERS, LP	$10,000,000.05
JGB (CAYMAN) BUCKEYE LTD.	$6,944,444.49
Total:	$18,888,889

schedule 2

post-closing deliveries

1.	Within 10 days of the Closing Date or as promptly as reasonably practicable, the original signature page to the Warrant and the Note, any pledged stock certificates or stock powers, and any other Loan Documents with respect to which JGB Agent has requested delivery of original signature pages.

2.	Within 20 days of the Closing Date, copies of all insurance policies with respect to the Michigan Property required under Section 8 of the Michigan Mortgage and a mortgagee loss payable endorsement with respect to such policies in favor of the JGB Agent, all in a form acceptable to the Agent.

3.	Within 20 days of the Closing Date, copies of all insurance policies with respect to the Florida Property required under Section 5 of the Florida Mortgage and a mortgagee loss payable endorsement with respect to such policies in favor of the JGB Agent, all in a form acceptable to the Agent.

4.	Within 20 days of the Closing Date, copies of all insurance policies with respect to the Aircraft required under the Agreement to Provide Insurance and endorsements with respect to such policies naming the JGB Agent as an additional insured or loss payee, as applicable, all in a form acceptable to the Agent.

5.	Within 30 days of the Closing Date, the deposit account control agreement with respect to the Michigan Property owner’s deposit accounts used for the collection of Rents and Accounts (as defined in the Michigan Mortgage) duly executed by the Michigan Property Owner and the relevant account bank.

6.	Within 30 days of the Closing Date, the deposit account control agreement with respect to the Segregated Account duly executed by the Borrower Representative and the relevant account bank.

schedule 3

TAXES; INCREASED COSTS

1.       Defined Terms. For purposes of this Schedule 3:

(a)       “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

(b)       “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office or business activities located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes (ii) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Schedule 3 and (iii) any withholding Taxes imposed under FATCA.

(c)       “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

(d)       “Foreign Lender” means a Lender that is not a U.S. Person.

(e)       “Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Loan Parties under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

(f)       “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

(g)       “IRS” means the United States Internal Revenue Service.

(h)       “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

(i)       “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

(j)       “Recipient” means JGB Agent or any Lender, as applicable.

(k)       “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

(l)       “Withholding Agent” means, individually, the Loan Parties.

2.       Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Loan Parties shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Schedule 3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

3.       Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of JGB Agent, timely reimburse it for the payment of, any Other Taxes.

4.       Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Schedule 3 or this Section 4 of this Schedule 3) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Loan Parties by a Lender (with a copy to JGB Agent), or by JGB Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.       Indemnification by Lenders. Each Lender shall severally indemnify JGB Agent, within 10 days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified JGB Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.2 of the Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by JGB Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by JGB Agent, as applicable, shall be conclusive absent manifest error. Each Lender hereby authorizes JGB Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by JGB Agent, as applicable, to Lenders from any other source against any amount due to JGB Agent under this Section 5 of Schedule 3.

6.       Evidence of Payments. As soon as practicable after any payment of Taxes by the Loan Parties to a Governmental Authority pursuant to the provisions of this Schedule 3, the Loan Parties shall deliver to JGB Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to JGB Agent.

7.       Status of Lenders and JGB Agent.

(a)       Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Loan Parties, at the time or times reasonably requested by the Loan Parties, such properly completed and executed documentation reasonably requested by the Loan Parties as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Loan Parties, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Loan Parties as will enable the Loan Parties to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Schedule 3) shall not be required if in the applicable Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(b)       Without limiting the generality of the foregoing, in the event that any Loan Party is a U.S. Person,

(ii)       any Lender that is a U.S. Person and JGB Agent shall deliver to such Loan Party on or prior to the date on which JGB Agent becomes a party to, or such Lender becomes a Lender under, this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party), executed copies of IRS Form W-9 certifying that JGB Agent and any such Lender is exempt from U.S. federal backup withholding tax;

(iii)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Loan Party on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party or JGB Agent), whichever of the following is applicable:

A.       in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

B.       executed copies of IRS Form W-8ECI;

C.       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate, in form and substance reasonably acceptable to such Loan Party and JGB Agent, to the effect that such Foreign Lender (or other applicable Person) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of such Loan Party within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to such Loan Party as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

D.       to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

E.       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Loan Party on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Loan Party to determine the withholding or deduction required to be made; and

F.       if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to such Loan Party at the time or times prescribed by law and at such time or times reasonably requested by such Loan Party such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by such Loan Party as may be necessary for such Loan Party to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(b)       Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Loan Parties and JGB Agent in writing of its legal inability to do so.

2.       Increased Costs. If any change in applicable law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the request of such Recipient, the Loan Parties will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.

3.       Survival. Each party’s obligations under the provisions of this Schedule 3 shall survive the resignation or replacement of JGB Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.